EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Terra Tech Corp. (the "Company") on Form 10-Q/A for the quarter ended March 31, 2016 (the "Form 10-Q/A"), I, Derek Peterson, Chief Executive Officer of the Company, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that the Company's Form 10-Q/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q/A, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 29, 2016	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer